EXHIBIT 23.01
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                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------


To the Board of Directors and Shareholders of Avid Sportswear & Golf Corporation
Pittsburgh, Pennsylvania

To the Board of Directors and Shareholders of United Companies Corporation
Pittsburgh, Pennsylvania


We hereby consent to the use of our audit reports dated March 26, 2002 and February 7, 2002 for the years ended December 31, 2001, which are incorporated in this Form S-4 and the Joint Proxy Statement of Avid Sportswear & Golf Corporation and United Companies Corporation, respectively. We also consent to all references to our firm in this Form S-4 and the Joint Proxy Statement.


/s/ HJ & Associates, LLC

HJ & Associates, LLC
Salt Lake City, Utah
October 14, 2002